Exhibit 10.7

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED HAVE BEEN MARKED WITH THREE ASTERISKS [***] AND A FOOTNOTE INDICATING “CONFIDENTIAL TREATMENT REQUESTED”. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SYSTEM AND SERVICES AGREEMENT

by and between

norwegian air shuttle

and

ROW 44, INC.

THIS SYSTEM AND SERVICES AGREEMENT (this “Agreement”) is made and effective as of this ___ day of January, 2011 (the “Effective Date”) by and between Row 44, Inc., a Delaware corporation (“Row 44”), and Norwegian Air Shuttle, a company incorporated under the laws of Norway (“Customer”). Row 44 and Customer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Terms used herein and not otherwise defined shall have meaning for such terms as set forth in the glossary attached hereto as Appendix A.

RECITALS

WHEREAS, Row 44 and its Third Party Partners have developed a proprietary system for providing satellite-based in-flight broadband data communication to certain commercial passenger airliners (the “Product”);

WHEREAS, the Product consists of the production-level equipment set forth on Schedule A attached hereto, including, as applicable, the related documentation and specifications for such equipment (the “Product Kit”), and the related satellite and backhaul data communication services, all having the features described herein and as ordered by Customer (collectively, the “Service”); and

WHEREAS, Customer desires to obtain the Product by purchasing Product Kits and subscribing to the Service, all pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the foregoing, and for such other consideration and mutual covenants as described herein, the Parties agree as follows:

1.          PRODUCT KITS

1.1.          Initial Fleet Order; Additional Orders. Customer hereby commits to the installation of *** Product Kits from Row 44 for installation on Customer’s 737-800 series aircraft and initial spare parts provisioning. With respect to these *** Product Kits, Customer will (ii) issue a purchase order to Row 44 for the first *** of such Product Kits within five (5) business days of the Effective Date (which, when added to the previous *** Product Kits ordered prior to the Effective Date includes Product Kits targeted for *** installation on Customer’s fleet); (ii) issue the purchase order(s) for the remaining *** Product Kits in alignment with the agreed installation schedule and product kit lead times and (iii) issue purchase orders for such remaining Product Kits by end of Q2 2012 and respecting the applicable lead time for shipment of Product Kits per Section 1.2 below (collectively, the order sequence above is referred to herein as the “Initial Fleet Order”). Following the Initial Fleet Order, Customer may order additional Product Kits for use by Customer by delivering to Row 44 a firm order, on Row 44’s standard form purchase order, for additional Product Kits as specified by Customer on such purchaser order. No purchase order shall be valid until accepted in writing by Row 44. Accepted orders issued pursuant to this Agreement may not be cancelled or adjusted by Customer without the express written consent of Row 44. . Customer shall meet and confer with Row 44 immediately following the Effective Date to set an installation plan and will commence regular installations of the Product Kits on its fleet upon receipt by Row 44 of the STC, all subject to Customer’s reasonable discretion regarding aircraft availability and Row 44’s ability to deliver Product Kits within the applicable lead time.

*** Confidential treatment requested.

1

1.2.          Lead Time. The lead time for orders for Product Kits and Spare Parts shall be as provided by Row 44 from time to time during the Term. As of the Effective Date hereof, the lead time for first delivery of a Product Kit is *** from order to shipment; provided, that, such lead time shall not apply for Product Kits subject to the Initial Fleet Order (as each order in connection therewith is accepted by Row 44 per Section 1.1) and scheduled for delivery within such lead time.

1.3.          Shipment and Delivery. All Product Kits shall be shipped FOB shipping point; provided that, Row 44 shall retain a security interest in any such items not fully paid for by Customer prior to shipment. Row 44 or its applicable Third Party Partner will pack the Product Kits according to the specifications for such items and will ship such items to the location designated by Customer. Row 44 may ship components of a Product Kit in different containers and from different shipping points. Except as provided above with respect to Row 44’s security interest, title to and risk of loss will pass to Customer upon shipment. The satellite antenna assembly component of the Product Kits may be shipped to Customer in a re-usable ATA-300 Category 1 container, which container shall at all times remain the property of Row 44 and shall be returned to Row 44, at Row 44’s expense, in order to be used for later shipments of satellite antenna assemblies to customer of Row 44, including Customer.

1.4.          Installation.

1.4.1.          Cooperation. Customer acknowledges and agrees Row 44 is not responsible for the installation of the Product Kits on Customer’s aircraft. For the fees set forth on Schedule F, Row 44 shall provide onsite installation training and support to Customer until the installation target time of *** for the Product Kit is met. With respect to such installation support, Customer agrees to provide Row 44 with all reasonably requested data regarding the configuration of Customer’s aircraft to enable Row 44 and its applicable Third Party Partners to create installation manuals and related items to be utilized by Customer in installing the Product Kit. Notwithstanding the foregoing, the installation training and support provided by Row 44 shall not include the costs of any third party engineering or “DER” support if required with respect to an installation, the costs of which shall be paid for by Customer or Customer’s installation vendor.

*** Confidential treatment requested.

1.4.2.          FAA and EASA Approval. Row 44 shall be responsible for obtaining Federal Aviation Administration (“FAA”) and European Aviation Safety Agency (“EASA”) approval for installation of the Product Kits on Customer’s 737-800 aircraft. Customer shall pay Row 44 the amount for such services as set forth on Schedule F. Subsequent to obtaining the foregoing EASA approval, Row 44 will file an FAA Supplemental Type Certificate (“STC”) amendment with respect to placarding aircraft equipped with Honeywell Phase III Cockpit Display Units without further cost to Customer.

1.4.3.          Commissioning. As part of the installation of a Product Kit, Customer and/or its applicable installer will be required to complete a commissioning procedure provided by Row 44, including, registering the Product Kit components installed on such aircraft and other related aircraft specific information with the Service and conducting ground tests of the Service. Commissioning of an aircraft shall not be deemed completed until Row 44 receives all confirmations and consents from the installer and Customer, including a final Customer Acceptance in accordance with Row 44’s commissioning procedures that Row 44 reasonably requests in order to verify installation was successful and the Service is functioning properly. Each aircraft of Customer that passes the commissioning procedures shall be referred to as a “Commissioned Aircraft” herein.

1.5.          Maintenance. Customer shall be responsible for all regular maintenance of the Product Kits, including, as applicable, removal and replacement of spare parts for Customer replaceable components and regular maintenance on the Product Kits or in connection with the Service; provided, that, in connection with the Service, Row 44 will remotely monitor the health and performance of the Product Kits and provide regular updates regarding the status of any hardware component of the Product Kits.

1.6.          Warranty – Product Kit. Row 44 warrants each Product Kit sold and delivered under this Agreement to be free from defects in material, workmanship and construction, and that when used in accordance with its intended use will perform to applicable specifications for a period of *** after shipment or *** from installation, whichever occurs first. For an additional fee of *** of the purchase price per Product Kit (payable at the same time and on the same terms as payment for the Product Kit), Row 44 will extend the foregoing warranty periods by ***. If examination by Row 44 discloses that the product has been defective, then Row 44’s obligation is limited to repair or replacement, at Row 44’s option, of the defective unit or its components. Subject to applicable EASA and FAA rules regarding tagging of repaired components and direct shipment of repaired goods from Row 44’s Third Party Partners, Row 44 shall act as single point of contact with respect to all warranty issues for all component parts related to a Product Kit and spares ordering unless otherwise advised by Customer.

*** Confidential treatment requested.

1.7.          Aircraft Directives. In the event the FAA or EASA issues an airworthiness or similar directive that directly applies to a Row 44 Product Kit, Row 44 shall promptly coordinate with Customer and Row 44’s Third Party Partners to implement such directive. In the event the FAA or EASA issues a directive that does not directly apply to a Row 44 Product Kit, but Customer believes there is an impact to its aircraft due to the Row 44 Product Kit, Row 44 will assist Customer in the evaluation of the impact of such directive, including allocating Row 44 engineering resources to such evaluation by Customer.

1.8.          Row 44 System Directives. In the event the Row 44 Product Kit is ruled by an applicable regulatory body to constitute an “unsafe condition” because of its design pursuant to applicable FAA regulations (CFR Title 14, Part 21, Subpart H, Section 21.181) or EASA equivalent or is otherwise required to be re-certified the responsibility to correct and provide the amended FAA/EASA certification to Customer will be entirely Row 44’s. Row 44 shall pay the reasonable costs of any aircraft downtime as a result of such a regulatory action, including lease costs for replacement aircrafts if required.

1.9.          AOG Support. Row 44 shall provide telecommunications based Customer aircraft on ground (“AOG”) engineering support 7 days a week, 24 hours a day, including contact with Row 44 (or a third party service provider) engineering resources in support of such service. Row 44 will provide Customer its European AOG contact information prior to first production install on Customer’s aircraft. Row 44 will provide this service free of charge.

1.10.         ***

1.11.         Improvements and Customer Requested Changes. Customer and Row 44 acknowledge and agree that it is the intent of Row 44 to work with its Third Party Partners to improve the Product Kit during the Term. In that regard, Row 44 may cause design modifications, engineering changes and/or improvements to be implemented and correspondingly may make changes to the Product Kit design during the Term. Any such changes that affect the form, fit, function of any component of the Product Kit shall require Customer’s consent, such consent not to be unreasonably withheld or delayed. Customer may also request design changes to the Product Kit. Row 44 will thereafter promptly advise Customer whether such change is technically and operationally feasible, and, if so, the effect on unit price, delivery schedule, component interchangeability or expected technical performance. If Row 44 agrees to implement such Customer proposed design change, the terms of such agreement shall be as the Parties mutually agree following good faith negotiations. ***

*** Confidential treatment requested.

2.          SUBSCRIPTION TO THE SERVICE

2.1.          Subscription to the Service. Customer hereby subscribes to and agrees to pay for access to the Service upon the terms set forth herein. The Service shall include the features and restrictions (in addition to the restrictions set forth herein) set forth on Schedule D. ***

2.2.          Network Operations and Service Maintenance. During the Term, Row 44 shall maintain a network operations center with the responsibility of monitoring the functionality and performance of the Service on Commissioned Aircraft. Row 44 shall also maintain a 24/7 technical support phone number/e-mail for technical support inquiries from Customer regarding operation of the Service.

2.3.          Training. In connection with the operation of the Service, Row 44 will provide training in the operation and functionality of the Service to Customer’s employees who will operate the Service on board Commissioned Aircraft, such training to be provided on a “train the trainer” basis and for the fees set forth on Schedule F. Row 44 will also provide a computer based training (CBT) aid to facilitate training dissemination. In support of the foregoing, Row 44 shall provide Customer the following training materials: Aircraft Maintenance Manuals (Antenna Provision and System Activation), Airplane Flight Manual Supplement, Instructions for Continued Airworthiness, On Aircraft Test Plan, Radome/Ring Structural Repair Manual, Component Maintenance Manuals, Instruction Sheet for Activating System and Understanding Basic Operations (For Cabin Crew Use).

2.4.          Reports. Row 44 shall provide Customer regular reports and/or access to a reporting web service with respect to such reports and information as Row 44 generally collects and makes available to its Customers regarding the performance of the Service on Customer’s aircraft. Upon request, with respect to Customer’s use of Product Kits and the Service, Customer shall have access to all reasonably requested data or information controlled by Row 44 relating to the Product Kit. Access will be web accessible and user privilege controlled.

2.5.          Legal Process Compliance. During the Term and solely as the same related to providing the Service, Row 44 shall be responsible for technical compliance associated with the Communications Assistance for Law Enforcement Act, the European Council Resolution regarding Lawful Interception of Telecommunications and such similar laws, rules, regulations or agreements binding on Row 44 and/or which Row 44 has agreed to perform. Where permitted under applicable law, Row 44 shall keep Customer informed of all compliance actions taken by Row 44 in support of such technical compliance, and, upon request from Row 44, Customer shall provide reasonably requested cooperation to Row 44 to support such compliance.

*** Confidential treatment requested.

2.6.          Service Limitations. Customer acknowledges and agrees that receipt of the Service is subject to certain limitations due to the nature of satellite based internet access, including, without limitation, atmospheric or space-based signal interference leading to degraded signal or loss of signal and governmental requirements applicable to satellite providers. Row 44 shall not be held liable for any interference in accessing the Service due to network conditions generally affecting satellite transponder access and/or coverage or due to the actions of an applicable governmental authority reducing or eliminating the availability of normal satellite network access. Row 44 agrees to meet the quoted SLA terms and will provide commensurate compensation, as set forth herein, when applicable targets set in the SLA are not achieved.

2.7.          Terms of Service; Privacy Policy. Customer shall provide the Service to its customers subject to terms of service and a privacy policy reasonably acceptable to Row 44, and, in any event, at least including the minimum terms of service set forth on Schedule E attached hereto and such additional requirements under applicable law or customer industry practice for internet service providers as the same may change during the Term. Customer shall use Row 44’s standard landing page or develop and maintain a landing page (the “Landing Page”) as the first accessible web page when a Customer accesses the Service. The Landing Page will require each customer of Customer accept the terms of service described above before continuing to use the Service and disclose Customer’s privacy policy.

2.8.          Network Security; Prohibited Actions. Customer acknowledges and agrees protection of the Row 44’s network systems is of critical importance, and, therefore, Customer shall not engage in, or knowingly permit customers of Customer to engage in, any of the following activities: (i) any course of action that compromises the performance, security or integrity of the servers, computer systems, satellites or any other devices or software connected directly or indirectly to the network comprising the Service; (ii) any material increase in traffic levels for malicious or illegal purposes or with the result that such traffic level causes a substantial degradation of performance to Row 44 or other customers of Row 44; (iii) tampering, hacking or other intrusion or unauthorized access to any system controlled by Row 44 or through which Row 44 network access is dependent; or (iv) the infringement of the legal rights of other network users (including other users of the Service or the internet), service providers and content providers. In the event Customer, or any customer of Customer, undertakes any of the above activities, Customer acknowledges and agrees Row 44 is authorized to disable access to the Service (including for a particular customer of Customer) until such activity ceases. Notwithstanding the foregoing, Row 44 shall be under no obligation to monitor the content Customer or customers of Customer transmit using the Service, except as may be required by applicable law (including, without limitation, lawful intercept requirements). Customer may not resell or redistribute (whether for a fee or otherwise) the Services provided by Row 44, or any portion thereof, except for the sale of access to the Service from Customer to Customer’s customers on board Customer’s aircraft.

2.9.          Content Filtering and Web Analytics. Customer acknowledges and agrees Row 44 may be providing unfiltered internet access via the Service and Row 44 neither controls nor assumes any responsibility for any internet content accessed, acquired or transmitted by Customer or customers of Customer using the Service. Customer further acknowledges that except for access to Row 44’s standard web portal regarding use and performance of the system, Row 44 does provide any customer usage analytics. Upon written request from Customer, Row 44 will provide a then-current quote to implement content filtering and web analytics and the fees associated therewith.

2.10.         OOOI data. For the purposes of Service performance tracking, Out, On, Off, In (OOOI) data will be provided to Row 44 in a format and on a schedule to be agreed to in good faith by the Parties.

3.          Representations and Warranties

3.1.          General Representations. Each Party represents and warrants to the other Party that: (i) it is duly organized and validly existing under the laws of its jurisdiction or incorporation or formation; and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (ii) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite organizational action; (iii) this Agreement is legally binding upon it, enforceable in accordance with its terms, except as limited by bankruptcy or other general principals of equity; and (iv) the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, whether oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

3.2.          Third Party Consents. Customer represents and warrants that it has obtained all third party authorization and consent to install the Product Kits on Customer’s aircraft, including, without limitation, authorization from any leasing or financing company with respect to such aircraft, and excluding any governmental authorizations that Row 44 or its Third Party Partners are required to obtain in order to provide the Product Kits and Service.

4.          Additional TERMS AND CONDITIONS

4.1.          Confidential Information.

4.1.1.          Definition. For purposes of this Agreement, “Confidential Information” means any information disclosed by either Party to the other Party, either directly or indirectly, in writing, orally, by inspection of tangible objects, or by operation of the services provided by the Parties hereunder, which is confidential, trade secret or proprietary to the disclosing party or any third party that has furnished such information to the disclosing party. Without limiting the generality of the foregoing, Confidential Information of Row 44 shall include all information related to the intellectual property comprising the Product Kit, the Service and the business models and methodologies associated therewith. Notwithstanding the foregoing, Confidential Information shall not include any information to the extent it: (i) was publicly known or generally available in the public domain prior to disclosure or becomes publicly known or generally available in the public domain through not act or omission of the receiving party; (ii) was rightly known by the receiving party, without restriction, prior to the time of first disclosure by disclosing party; (iii) was independently developed by the receiving party without the use of the Confidential Information of the disclosing party; or (iv) was rightfully obtained by receiving party without restriction from a third party who has the right to make such disclosure and without breach of any duty of confidentiality to the disclosing party.

4.1.2.          Restrictions on Use and Disclosure of Confidential Information. The Parties agree that during the Term and so long as Confidential Information of the disclosing Party remains in the receiving Party’s possession: (i) to hold the Confidential Information of the disclosing party in trust and strictest confidence; (ii) to use the Confidential Information of the disclosing party only for the benefit of the disclosing party; (iii) not to use the Confidential Information of the disclosing party in any manner or for any purpose not expressly set forth in this Agreement; (iv) to reproduce the Confidential Information of the disclosing party only to the extent reasonably required to fulfill the receiving party’s obligations hereunder; (v) to keep the Confidential Information of the disclosing party in a secure facility when not in use; and (vi) not to disclose, deliver, provide, disseminate or otherwise make available, directly or indirectly, any Confidential Information of the disclosing party to any third party without first obtaining the disclosing party’s express written consent on a case-by-case basis. A Party may disclose the other Party’s Confidential Information to its employees and representatives who have a need to know such Confidential Information, and, in connection with a potential transaction or as a reporting obligation pursuant thereto, to fundraising sources and their respective advisors. Each Party shall take at least the same degree of care that it uses to protect its own most highly confidential and proprietary information of similar nature and importance (but in no event less than reasonable care) to protect the confidentiality and avoid the unauthorized use, disclosure, publication or dissemination of the Confidential Information of the disclosing party. Notwithstanding the foregoing, a Party may disclose the Confidential Information of the other Party to the extent specifically required by applicable law; provided, that, such Party shall first give reasonable advance notice of such compelled disclosure to disclosing party, and shall cooperate with the disclosing party in connection with any efforts to prevent or limit the scope of such disclosure and/or use of the applicable Confidential Information.

4.2.          Indemnification.

4.2.1.          Indemnification by Row 44. Row 44 indemnifies and holds Customer harmless from and against any and all third party claims, actions, damages, liabilities, or expenses, including reasonable attorneys’ fees and costs, to the extent arising out of Row 44’s gross negligence or willful misconduct and resulting in injury to or death to any person or material loss or damage to any property.

4.2.2.          Indemnification by Customer. Customer indemnifies and holds Row 44 harmless from and against any and all third party claims, actions, damages, liabilities, or expenses, including reasonable attorneys’ fees and costs, to the extent arising out of Customer’s gross negligence or willful misconduct and resulting in injury to or death to any person or material loss or damage to any property.

4.2.3.          Indemnification Generally. Each Party’s indemnification obligations shall be conditioned on the other Party providing prompt notice to such indemnifying Part of any claim or threatened claim for which indemnification may be applicable, and permitting the indemnifying Part to control the defense of such claim or threatened claim. For purposes of the indemnification obligations herein, Customer and Row 44 shall be deemed to include each of their respective officers, directors, agents and employees.

4.3.          Intellectual Property Ownership. Customer acknowledges and agrees that the sale of Product Kits and provision of the Service by Row 44 pursuant to this Agreement does not in any way sell, transfer, license or assign any intellectual property rights associated with such Product Kits or Service (except for the implied limited license to use the intellectual property incorporated into Product Kits or the Service solely in connection with the use of such items pursuant to the terms hereof), and that all such intellectual property rights are retained by Row 44 and its Third Party Partners, as applicable.

4.4.          Insurance. Row 44 will maintain comprehensive general liability insurance, including aircraft products and completed operations liability, with a combined single limit for bodily injury and property damage in an amount of not less than *** per occurrence. Customer will maintain comprehensive general liability insurance, with a combined single limit for bodily injury and property damage in an amount of not less than *** per occurrence.

4.5.          Additional Work. Any additional services provided by Row 44 and not specifically set forth herein as included with the fees set forth herein shall be provided pursuant to a written, mutually agreeable statement of work and purchase order covering, without limitation, the scope of work, respective responsibilities and estimated fees associated therewith.

*** Confidential treatment requested.

5.          Payment Terms

5.1.          Pricing and Payment for Product Kits and Spare Parts. The price for each Product Kit for the Initial Fleet Order and for Product Kit shall be as set forth on Schedule F; provided, that, following the initial *** term of this Agreement, Row 44 may amend Schedule F with prices for any Renewal Term of this Agreement in an amount not to exceed the year over year percentage changes from the Effective Date in accordance with the formula set forth on Schedule F-1; provided, that, the amount of such increase shall not be more than *** per year since that most recent adjustment. In addition, the prices for any improved version of the Product Kit or features and services not set forth in this Agreement shall be as Row 44 provides Customer from time to time; provided, that Row 44 will have a feature/performance equivalent version of the current Product Kit available for purchase by Customer at the price set forth herein during the Term. Row 44 shall be paid by Customer for each Product Kit or Spare Part Customer orders according to the following schedule: (i) on the date of the specific purchase orders, *** of the total price for the Product Kits or Spare Parts ordered will be invoiced as per standard terms (30 days); and (ii) on defect free receipt (pursuant to an identified inspection procedure provided to Row 44) and 2 weeks after delivery of each Product Kit or Spare Part, *** of the total price of such Product Kit or Spare Part will be invoiced as per standard terms (30 days).

5.2.          Pricing and Payment for Service. Pricing for the Service shall be as set forth on Schedule F. ***

5.3.          ***

5.4.          General Payment Terms.

5.4.1.          Account.  All payments made by Customer to Row 44 hereunder shall be made by electronic funds transfer to an account and account beneficiary as designated by Row 44 from time to time. All payments shall be in United States Dollars.

5.4.2.          Interest. In addition to any other remedies, in the event any payment due from Customer hereunder has not been received by Row 44 on the applicable due date, such payment shall accrue interest at the lesser of (i) 1.00% per month for each month, pro-rated for the actual number of days between the due date and the date payment is received or (ii) the maximum rate allowed under applicable law.

*** Confidential treatment requested.

5.4.3.          Audit Rights. Row 44 (or its designated representative) shall have the right to audit Customer’s books and records, including retaining copies thereof, to verify the correct payment of all fees due Row 44 hereunder. In the event such audit determines that Row 44 was underpaid by Customer, Customer shall reimburse Row 44 the amount of such underpayment and the reasonable costs of the audit, provided that reimbursement of audit costs shall never exceed the amount of the underpayment. All records and information obtained by Row 44 in connection with such audit shall be deemed Confidential Information; provided, that, Row 44 may use such information in a claim or other dispute resolution proceeding regarding amounts due and payable to Row 44.

5.4.4.          Fees, Surcharges and Taxes. Customer acknowledges that the prices set forth in this Agreement are exclusive of all applicable fees, import duties, surcharges and taxes with respect to items purchased and the services provided hereunder, except for taxes based solely on the net income of Row 44.

6.          Term and Termination

6.1.          Initial Term; Extensions. Unless earlier terminated, the initial term of this Agreement shall commence on the Effective Date and shall continue for a period of *** (the “Initial Term”), and shall thereafter renew for an additional *** term (each a “Renewal Term” and, collectively with the Initial Term, the “Term”), unless either Party gives the other Party *** days prior written notice of its intent not to renew this Agreement. If either Party provides the other Party a notice of such Party’s intent not to renew this Agreement, the Parties agree to meet and confer in good faith regarding terms under which the Agreement could be renewed for an additional Renewal Term, unless the Parties agree on the terms for a Renewal Term the Agreement will lapse at the end of the relevant Term.

6.2.          Termination; Suspension of Service.

6.2.1.          Termination for Breach. This Agreement may be terminated by either Party hereto if the other Party materially breaches the terms hereof, and such other Party has failed to cure such breach within *** days of notice from the non-breaching Party; provided, that, the cure period with respect to failure to make any payment due to Row 44 hereunder shall be *** days.

6.2.2.          Termination for Insolvency. Either Party may terminate this Agreement immediately upon delivery of notice to the other Party, without opportunity to cure, if the other Party (i) is liquidated, dissolved, ceases to do business or otherwise terminates its business operations; (ii) becomes insolvent; (iii) makes a general assignment for the benefit of creditors; or (iv) institutes or has instituted against it any proceedings under any law relating to bankruptcy or insolvency or a receiver or trustee is appointed for all or a substantial portion of its assets, and such proceeding or appointment is not dismissed or discharged within 90 days.

*** Confidential treatment requested.

6.2.3.          Effect of Breach and Termination. Return of Confidential Information. Following the termination or expiration of this Agreement, within 20 days of receipt of a request from either Party, both Parties shall return any and all Confidential Information of the other Party to such Party and an officer of each Party shall certify in writing to the other Party compliance with this provision.

6.2.4.          Suspension of Service. In addition to any other rights and remedies Row 44 may have under the terms of this Agreement, Row 44 may suspend Customer’s access to the Service, cease delivery of Product Kits, or suspend any other services provided by Row 44 or its vendors to Customer hereunder during any period in which Customer is in breach of the terms of this Agreement.

6.2.5.          Suspension due to legislative directive or authority request. Customer may suspend service if legislative directives and/or authority request require, as determined by Customer in its reasonable discretion, the service to cease.

6.2.6.          Termination due to an extended period of suspension. If a suspension of service extends for more than 6 months, each Party may terminate this Agreement forthwith by providing the other Party with a written notice of termination.

7.          General Terms

7.1.          Counterparts. This Agreement may be executed in counterparts and if so executed in counterparts will be enforceable and effective upon the exchange of executed counterparts or exchange of facsimile transmissions of executed counterparts.

7.2.          Rules of Construction and Interpretation. References to articles, sections, schedules and parties are to the Articles, Sections and Schedules of and parties to this Agreement. Headings are included for convenience only and shall not affect the construction of this Agreement. The words "hereof", "herein", "hereunder", and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The Parties acknowledge that this Agreement has been prepared and drafted through the efforts of both Parties and agree that in the interpretation, construction and enforcement of the terms and conditions of this Agreement, there shall not be applied against either Party the normal rule of construction that vague or ambiguous terms are to be construed against the drafting party.

7.3.          Press Releases. Neither Party hereto will issue any material press releases or other publicity regarding this Agreement or its subject matter without the consent of the other Party.

7.4.          Disclaimers and Liability Limitations. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, ROW 44 SPECIFICALLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, RELATING TO THE PRODUCT, INCLUDING THE PRODUCT KITS AND THE SERVICE, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND OR NATURE (INCLUDING LOST PROFITS AND LOST REVENUES) ARISING OUT OF OR RELATING TO THIS AGREEMENT, EXCLUDING SUCH LIABILITIES WHICH MAY ARISE AS A RESULT OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF A PARTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSSES OR DAMAGES OF ANY KIND OR NATURE ARISING OUT OF OR RELATING TO THIS AGREEMENT IN EXCESS OF THE TOTAL AMOUNT ACTUALLY PAID TO AND RECEIVED BY ROW 44 BY CUSTOMER IN THE PRIOR YEAR, WHICH AMOUNT WILL BE THE MAXIMUM AGGREGATE LIABILITY OF EITHER PARTY TO THE OTHER PARTY HEREUNDER, UNLESS A PARTY HAS ACTED WITH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NOTWITHSTANDING THE FOREGOING, THE MAXIMUM AGGREGATE LIABILITY AMOUNT ABOVE SHALL NOT APPLY WITH RESPECT TO AMOUNTS TO BE PAID TO ROW 44 FOR ORDERS FOR PRODUCT KITS AND SPARE PARTS PLACED BY CUSTOMER.

7.5.          Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Delaware, excluding its law of conflict of laws.

7.6.          Notices. All notices required or permitted under this Agreement shall be in writing and deemed given with personally delivered, sent by electronic transmission (with confirmation of receipt for fax or no notice of non-delivery for e-mail, or upon confirmation of delivery by a recognized commercial overnight carrier, to the address for such Party as set forth on the signature page hereto, or such alternative address as a Party may provide the other Party via this notice provision.

7.7.          Compliance with Law. Each Party will comply with all applicable laws and regulations applicable to the performance by the Parties of their respective obligations hereunder, including, without limitation, in the case of Customer, all laws, policies and regulations applicable to the marketing, sale and use of the Service. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement.

7.8.          Export Controls. Each of the Party’s agrees that this Agreement and the equipment and services delivered hereunder are subject to all applicable export controls of the United States, and each Party hereto agrees to comply with the terms of such export controls as administered and/or imposed by the applicable governmental body. Each Party agrees to reasonably assist the other Party in such compliance, including assistance in obtaining any applicable approval or license.

7.9.          Waiver. No failure or delay on the part of Customer or Row 44 in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies of either Party provided for herein shall be cumulative and not exclusive.

7.10.         Amendments. This Agreement may be amended from time to time only by a written amendment duly executed and delivered by Customer and Row 44.

7.11.         No Joint Venture. Nothing contained herein shall constitute the Parties as joint venturers, partners or agents of one another and neither Party shall have the right or power to bind or obligate the other.

7.12.         Force Majeure. Except for the exercise of due care, neither Party shall be liable for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such Party’s reasonable control, including, without limitation, acts of God, fire, flood, earthquake or other natural forces, war, civil unrest, actions or decrees of governmental bodies or freight embargos.

7.13.         Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement.

7.14.         Survival. The Parties agree that any provisions hereof which by their nature survive the termination or expiration of this Agreement, shall survive such termination or expiration of this Agreement.

7.15.         Assignment. Neither Party shall have the right to, and each Party covenants that it will not, assign or delegate this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the other Party. This Agreement may not be involuntarily assigned or assigned by operation of law. With the consent of the other Party, not to be unreasonably withheld or delayed, each Party shall have the right to assign (i) this Agreement to any parent or subsidiary, to any entity which results from a merger, de-merger or consolidation with the relevant Party or any person or entity that acquires all or substantially all the assets of the relevant Party related to this Agreement and/or (ii) its rights to receive payment hereunder in connection with a financing transaction. Any assignment, delegation or transfer, or attempt at the same, in violation of the foregoing shall be void and without effect.

7.16.         Further Assurances. Each Party to this Agreement shall, at its own expense, furnish, execute and deliver all documents and take all actions as may be reasonably be required to effect the terms and purposes of this Agreement.

7.17.         Attorneys Fees. In the event of any litigation or other proceeding is brought by either Party arising out of relating to this Agreement, the prevailing Party in such litigation or other proceeding shall be entitled to recover from the other Party all reasonable costs, attorneys fees, professional fees and other expenses incurred by such prevailing Party in such litigation or proceeding.

7.18.         Entire Agreement. This Agreement, including all schedules and exhibits hereto, and any other agreements referenced herein constitute the entire agreement between the Parties, and supersedes any prior written or oral agreement or understanding with respect to the subject matter hereof.

7.19.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns.

7.20.         Dispute Resolution. In the event any dispute or controversy arising out of or relating to this Agreement, whether based on law, equity or any other legal theory (a “Dispute”), the Parties agree to exercise their best efforts to resolve the Dispute as soon as possible through good faith negotiations. If good faith negotiations do not resolve the Dispute, either Party may submit the Dispute to arbitration in Luxembourg or such other neutral location as Row 44 and Customer may agree. The arbitration proceedings shall be governed by and otherwise carried out in accordance with the rules of the London Court of International Arbitration. The language of the arbitration proceedings shall be English.

7.21.         ***

7.22.         Designated personnel. Row 44 will fully support Customer with one (1) dedicated person for Technical installation and one (1) dedicated person for Commercial.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

CUSTOMER		ROW 44

Norwegian Air Shuttle		Row 44, Inc.

By:	/s/ Illegible	By:	/s/ John Guidon

Name:	Illegible	Name:	John Guidon

Title:	CIO	Title:	CEO

Address:	Norweigan Air Shuttle AS	Address:	4353 Park Terrace Drive, Suite 100
	Postboks 115, N 1330 Fomebu		Westlake Village, CA 91361
Attn: CEO/COO
	Attn:		Fax: 818-706-9431
Fax:

(Signature Page to Systems and Services Agreement)

Appendix A

Glossary

“AAA” shall have the meaning set forth in Section 7.20.

“Agreement” shall have the meaning set forth in the preamble.

“AOG” shall have the meaning set forth in Section 1.9.

“Commissioned Aircraft” shall have the meaning set forth in Section 1.4.3.

“Confidential Information” shall have the meaning set forth in Section 4.1.1.

“Customer” shall have the meaning set forth in the preamble.

“Dispute” shall have the meaning set forth in Section 7.20.

“EASA” shall have the meaning set forth in Section 1.4.2.

“Effective Date” shall have the meaning set forth in the preamble.

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“FAA” shall have the meaning set forth in Section 1.4.2.

“Initial Fleet Order” shall have the meaning set forth in Section 1.1.

“Initial Term” shall have the meaning set forth in Section 6.1.

“Landing Page” shall have the meaning set forth in Section 2.4.

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“Operational Data” shall mean the use of the Service by Customer directly instead of customers of Customer and for the transmission by Customer of data related to the operations of Customer, including its aircraft.

“Party” or “Parties” shall have the meaning set forth in the preamble.

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“Product” shall have the meaning set forth in the recitals.

“Product Kit” shall have the meaning set forth in the recitals.

“Renewal Term” shall have the meaning set forth in Section 6.1.

“Row 44” shall have the meaning set forth in the preamble.

“Service” shall have the meaning set forth in the recitals.

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“Spare Parts” shall mean the Customer replaceable sub-components of the Product Kit.

“Term” shall have the meaning set forth in Section 6.1.

“Third Party Partners” shall mean Row 44’s authorized component vendors or service providers.

Schedule A

Equipment Comprising Product Kit

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Row 44 to confirm that part numbers will be provided once the STC is obtained.

Row 44 to provide detailed assembly and sub-assembly descriptions to enable quality assurance on receipt of equipment by the customer.

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Schedule C

Equipment lead time

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Row 44 agrees to act as the single point of contact for ordering spares unless Customer advises otherwise.

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Schedule D

Service Features and Restrictions

Service Features/Performance:

The Service shall deliver broadband Internet access, including ground-based backhaul Internet connectivity, satellite-based data connectivity to each aircraft for (i) Wi-Fi-based Internet access availability to customer’s of Customer within the cabin and (ii) electronic Operational data services provided by Customer, all with the bandwidth performance target of *** on board Customer’s operational Commissioned Aircraft.

Row 44 shall provide Customer access to its web-based status page service which shall report the operational and disruptive status of each Commissioned Aircraft and the performance of the system on such aircraft.

Service Availability:

Normal Operations shall mean periods in which:

The applicable Customer aircraft is in a proper position to receive the Service, as follows:

a.           For Customers customer the aircraft is operating above *** feet (AGL);

b.           For Customer Operational Data whenever the system is switched on (subject to applicable law and regulations) and there is a clear line of sight to satellite.

b.           The applicable System Unit component has not been disabled or miss-configured by Customer;

c.           ***

Normal Operations shall not include:

1.          Periods of general disruptions to data or Internet networks or satellite communications outside of Row 44’s network and/or control, including, without limitation, general atmospheric disruption of satellite communications or failure of a domain name server or related critical internet function.

2.          Periods in which the Service is specifically disrupted due to adjacent satellite interference outside of Row 44’s control.

3.          Periods of flight over locations where governmental restrictions on satellite communications are in effect.

4. Periods in which the Service is unavailable due to general satellite communication preemption by a governmental authority.

Definition of a ‘disrupted flight’:

Any flight that has a total continuous outage that is greater than *** during Normal Operations will be classed as ‘DISRUPTED’ – Fees will be payable according to this table for a disrupted flight:

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Coverage Area:

See attached Schedules D-1 and D-2 for satellite coverage map and current European coverage area authorizations, respectively.

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Notwithstanding the foregoing, Row 44 and Customer acknowledge that the outer-edge of the above coverage areas and/or the outer-edge of an applicable satellite coverage region may be areas in which the throughput requirements above may not be available for the entire period the Service is available. In addition, the coverage area above is based on commonly used airline passenger flight routes and not coverage throughout the entirety of a region.

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Restrictions

Use of the Service shall be subject to all rules and regulations established by applicable governmental authorities, including the FAA, EASA, the FCC, including Row 44’s FCC license, and the requirements any governmental authority or license binding on the Service as a result of its use in the coverage area.

The Service may not be used to provide a data link from avionics maintenance monitoring equipment or a component that collects avionics information while the applicable aircraft is on the ground.

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Schedule D-1

Satellite Coverage Map

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Schedule D-2

Country Authorizations

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Schedule D-2

Country Authorizations

Part 2

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Schedule E

Minimum Terms of Service

PROHIBITED CONDUCT

You agree not to use the Service as follows: (a) for any unlawful, improper or criminal purpose or activity; (b) to post or transmit information or communications that, whether explicitly stated, implied, or suggested through use of symbols, are libelous, defamatory, invasive of another person’s privacy, sadistic, cruel, or racist in content; or which espouses, promotes or incites bigotry, hatred or racism; or which might be legally actionable for any reason; (c) hurts minors in any way; (d) forge headers or otherwise manipulate identifiers in order to disguise the origin of any content transmitted through the Service; (e) intentionally or unintentionally violate any applicable local, provincial, state, national or international law, including, but not limited to, rules, orders and regulations having the force of law; (f) to attempt to access or access the accounts of others, to spoof or attempt to spoof the URL or DNS address, or to attempt to penetrate or penetrate our security measures or other entities' systems ("hacking") whether or not the intrusion results in corruption or loss of data; (g) to bombard individuals or newsgroups with uninvited communications, data or information, or other similar activities, including but not limited to "spamming", "flaming" or denial or distributed denial of service attacks; (h) to transmit unsolicited voluminous emails (for example, spamming) or to intercept, interfere with or redirect email intended for third parties using the Service; (i) to introduce viruses, worms, harmful code and/or Trojan horses on the Internet; (j) to post information on newsgroups which is not in the topic area of the newsgroup; (k) to interfere with another person's usage or enjoyment of the Internet or this Service; (l) to post or transmit information or communications that are defamatory, fraudulent, obscene or deceptive, including but not limited to scams such as "make-money-fast" schemes or "pyramid/chain" letters; (m) to damage the name or reputation of Service Provider or its subcontractors, or any of their respective parents, affiliates and subsidiaries, or any third parties; (n) to transmit confidential or proprietary information, except solely at your own risk; (o) to violate our or any third party's copyright, trademark, proprietary or other intellectual property rights, including trade secret rights; (p) to generate excessive amounts (as determined in our sole discretion) of Internet traffic, or to disrupt net user groups or email use by others; (q) to engage in activities designed to or having the effect of degrading or denying Service to other users or others (including activities that compromise a server, router, circuit or software; (r) to use any name or mark of Service Provider Hughes Network Systems, or their respective parents, affiliates or subsidiaries, as a hypertext link to any Web site or in any advertising publicity or other commercial manner; (t) to use the Service or the Internet in a manner intended to threaten, harass, or intimidate others; (u) to cause the screen to "scroll" faster than other subscribers or users are able to type to it, or any action that has a similar disruptive effect, on or through the Service; (v) to use the Service to disrupt the normal flow of online dialogue, (w) to use the Service to violate any operating rule, policy or guideline of any other online services provider or interactive service; (x) to attempt to subvert or to aid third parties to subvert, the security of any computer facility or system connected to the Internet; (y) to impersonate any person or using a false name while using the Service; (z) to install "auto-responders," "cancel-bots" or similar automated or manual routines which generate excessive amounts of net traffic, or disrupt net user groups or email use by others; (aa) to make false or unverified complaints against any subscriber, or otherwise abusing any of our complaint response procedures; (bb) to export software or any information in violation of US export laws; or (cc) to use the Service in contravention of the limitations of the pricing plan you have chosen.

ILLEGAL PURPOSES

You agree not to use the Service nor any of its elements or related facilities or capabilities to conduct any business or activity, or solicit the performance of any activity, which is prohibited by or would violate any applicable law, rule, regulation or legal obligation.

OTHER OBLIGATIONS RELATING TO CONTENT

You agree we do not, and we shall not without cause, pre-screen content transmitted by you over the Service, but we shall have the right (but not the obligation) in our sole discretion to refuse or move any such content that is available via the Service, including without limitation any content that violates the terms of this Agreement or is otherwise objectionable. You agree to evaluate, and bear all risks associated with, the use of any content, including any reliance on the accuracy, completeness, or usefulness of such content, and acknowledge that you may not rely on any content created by, or submitted to, ourselves.

You agree we may preserve and disclose content if required to do so by law or in the good faith belief that such preservation or disclosure is reasonably necessary to: (a) comply with legal process; (b) enforce the terms of this Agreement; (c) respond to claims that any content violates the rights of third-parties; or (d) protect the rights, property, or personal safety of Service Provider, its users and the public.

RESERVATION OF RIGHTS

We reserve all copyrights and other rights in and to any content available through the Service which is identified as, claimed by us as, or known by you to be, proprietary to us (or our licensors). The content on the Service is protected under applicable copyright law, including as a collective work. All copying, modification, distribution, publication or other use by you, or by any user of your account, of any such content or other works is prohibited, except as expressly permitted by ourselves.

NO ENDORSEMENT

We do not endorse or in any way vouch for the accuracy, completeness, truthfulness or reliability of any service, opinion, advice, communication, information or other content on or made available through the Service. None of such content should be construed or understood to constitute or reflect the views or approval of Service Provider or any of the subcontractors, subsidiaries or affiliates. We do not recommend that such content be relied on for reaching important decisions or conclusions without appropriate verification and, as appropriate, professional advice.

INTERNET

YOU ACKNOWLEDGE THAT INTERNET SITES, AND USE OF THE INTERNET, MIGHT CONSIST OF, INCLUDE AND/OR PROVIDE ACCESS TO IMAGES, SOUND, MESSAGES, TEXT, SERVICES OR OTHER CONTENT AND MATERIAL THAT MAY BE UNSUITABLE FOR MINORS AND THAT MAY BE OBJECTIONABLE TO MANY ADULTS. YOU ACKNOWLEDGE THAT WE ARE NOT RESPONSIBLE FOR ANY SUCH CONTENT OR MATERIAL AND AGREES THAT ACCESS TO SAME THROUGH USE OF THE SERVICE IS AT YOUR SOLE RISK. The reliability, availability, legality, performance and other aspects of resources accessed through the Internet are beyond our reasonable control and are not in any way warranted or supported by ourselves or our third party contractors. You acknowledge that safeguards relative to copyright, ownership, appropriateness, reliability, legality and integrity of content may be entirely lacking with respect to the Internet and content accessible through it. You confirm that you assume all risk and liability of any use of the Internet through your account, including your continuous compliance with the Subscriber Agreement.

DISCLAIMER OF WARRANTIES, LIABILITY AND RESPONSIBILITY

YOU EXPRESSLY AGREE THAT USE OF THE SERVICE IS AT YOUR SOLE RISK. NEITHER WE NOR ANY OF OUR INFORMATION OR CONTENT PROVIDERS, SERVICE PROVIDERS, LICENSORS, EMPLOYEES OR AGENTS WARRANT THAT THE SERVICE WILL BE UNINTERRUPTED OR ERROR FREE; NOR DO WE OR ANY OF OUR INFORMATION OR CONTENT PROVIDERS, SERVICE PROVIDERS, LICENSORS, EMPLOYEES OR AGENTS MAKE ANY WARRANTY AS TO THE RESULTS TO BE OBTAINED FROM USE OF THE SERVICE, INCLUDING ANY MINIMUM UPLOAD OR DOWNLOAD SPEEDS. THE SERVICE IS DISTRIBUTED ON AN "AS IS" AND "AS AVAILABLE" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, EXCEPT FOR THOSE WARRANTIES, IF ANY, WHICH ARE IMPLIED BY, AND INCAPABLE OF EXCLUSION, RESTRICTION OR MODIFICATION UNDER, THE LAWS APPLICABLE TO THIS SUBSCRIBER AGREEMENT. WE EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY THAT THE SERVICE WILL BE ERROR FREE, SECURE OR UNINTERRUPTED OR OPERATE AT ANY MINIMUM SPEED. NO ORAL ADVICE OR WRITTEN INFORMATION GIVEN BY OURSELVES, OUR EMPLOYEES, DEALERS, AND LICENSORS OR THE LIKE SHALL CREATE A WARRANTY; NOR SHALL YOU RELY ON ANY SUCH INFORMATION OR ADVICE. IN ADDITION, WE FURTHER DISCLAIM ANY LIABILITY OR RESPONSIBILITY FOR THE TIMELINESS, DELETION, MIS-DELIVERY, NON-DELIVERY OR FAILURE TO STORE OR ACCURATELY STORE, ANY E-MAIL OR OTHER COMMUNICATIONS, ADDRESSES OR PERSONALIZATION SETTINGS.

IN PARTICULAR, BECAUSE WE MAY PROVIDE ITS SUBSCRIBERS WITH ELECTRONIC ACCESS TO THE CONTENT AVAILABLE ON THE SERVICE, WHICH CONTENT MAY BE ORIGINATED BY INDEPENDENT PUBLISHERS AND/OR PROVIDERS AND WHICH CONTENT IS NOT AUGMENTED BY OURSELVES, WE CANNOT AND DO NOT WARRANT THE ACCURACY OF ANY OF THE INFORMATION AS ORIGINATED BY SAID INDEPENDENT PUBLISHERS AND/OR PROVIDERS, AND WE SHALL NOT BE LIABLE IN ANY MANNER WHATSOEVER FOR ANY ERRORS, OMISSIONS, OR INACCURACIES RELATING THERETO. IF DEFECTIVE, YOU - NOT OURSELVES, OUR DEALERS, DISTRIBUTORS, AGENTS, EMPLOYEES OR ANY THIRD-PARTY CONTENT PROVIDER - ASSUME THE CONSEQUENCES RESULTING THEREFROM.

NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY OURSELVES, OUR DEALERS, DISTRIBUTORS, AGENTS, EMPLOYEES OR ANY THIRD-PARTY CONTENT PROVIDER, SHALL CREATE ANY WARRANTY IN OR TO THE SERVICE OR THE CONTENT, AND YOU MAY NOT RELY ON ANY SUCH INFORMATION OR ADVICE. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHER RIGHTS, WHICH VARY FROM STATE TO STATE.

LIMITATION OF LIABILITY

TO THE MAXIMUM EXTENT PERMITTED BY LAW, NEITHER WE NOR ANY OF OUR INFORMATION OR CONTENT PROVIDERS, SERVICE PROVIDERS, LICENSORS, EMPLOYEES OR AGENTS SHALL BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF USE OF THE SERVICE OR INABILITY TO USE THE SERVICE OR OUT OF ANY BREACH OF ANY REPRESENTATION OR WARRANTY. WITHOUT IN ANY WAY LIMITING THE FOREGOING, IF FOR ANY REASON, BY OPERATION OF LAW OR OTHERWISE, ANY PORTION OF THE FOREGOING LIMITATION OF LIABILITY SHALL BE VOIDED, THEN IN SUCH EVENT OUR MAXIMUM, SOLE, AND EXCLUSIVE LIABILITY, OUR DEALERS, DISTRIBUTORS, AGENTS, EMPLOYEES OR THIRD PARTY CONTENT PROVIDER, IF ANY, SHALL BE LIMITED TO GENERAL MONEY DAMAGES IN AN AMOUNT NOT TO EXCEED THE TOTAL AMOUNT ACTUALLY PAID TO OURSELVES BY YOU FOR SERVICES FURNISHED UNDER THIS SUBSCRIBER AGREEMENT DURING AND FOR A PERIOD OF TIME COMMENCING UPON THE OCCURRENCE OF SUCH ERROR, DEFECT OR FAILURE AND CEASING UPON THE DISCOVERY OF SUCH, IN WHOLE OR IN PART; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL SUCH PERIOD OF TIME EXCEED THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE WHICH SUCH ERROR, DEFECT OR FAILURE IS FIRST DISCOVERED IN WHOLE OR IN PART.

INDEMNITY

You agree to indemnify Service Provider, Hughes Network Systems, and each of their respective subcontractors against all claims, liability, damages, costs and expenses, including but not limited to reasonable attorneys fees, arising out of or related to any and all use of your account, including any content transmitted over the Service, your use of the Service, your violation of this Agreement, and your violation of any rights of any other person. This includes, without limitation, responsibility for all such consequences of your (or that of any user of your account) violation of this Subscriber Agreement or placement on or over, or retrieval from or through, the Service of any software, file, information, communication or other content.

PROPRIETARY RIGHTS

Except for public domain material, all copyrightable content distributed over the Service is copyrighted by ourselves or the third-party content provider. We and/or such third party content providers own all right title and interest to such content and you may not copy, distribute, transmit or publish, in any form, including printed, electronic, digitized, audio or otherwise, or modify all or any portion of such content without the prior written consent of the copyright owner; provided, however, that you may store one copy of the content on your personal computer for your personal use for a period not to exceed thirty calendar days. All copyright or other proprietary rights notices contained in or associated with the content or contained therein must be preserved in, or on, any copies made of such material. The placement of copyrighted material in any public posting area, or any software library, without the consent of the copyright owner is in violation of this Subscriber Agreement.

Schedule F

Prices

Product Kit Price

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Initial Spare Part Pricing

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FAA/EASA Approval

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AOG Support

Row 44 will provide telecommunications based 24/7 AOG support free of charge. This will be an appropriately qualified person who can support and provide corrective support for inoperable aircraft.

Installation Support

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Service Fee Pricing

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Monthly Data Usage Allowance

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The Operational Data Service will provide Customer with an allowance of *** per operational aircraft per ***.

The applicable charge for operational data usage above *** of the Service per operational aircraft per *** shall be *** for usage during periods the Service is available to customers of Customers and *** for usage during periods the Service is not available to customers of Customers.

Service availability at airports is subject to regulatory clearance for each airport and that severe weather may impair service on the ground. Service to passengers below *** feet is not allowed by FAA or EASA as per the standard personal electronic device policies implemented by most airlines. The Operational Data Service will be subject to sensible provisions designed to minimize impact of this data to the network and the customer experience.

Sponsored Activities Revenue Share

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Schedule F-1

Price Adjustment Formula

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Schedule G

Service Fee Calculation

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